Exhibit Page 137

FIRST AMENDMENT TO THE
OPERATING AND SERVICES AGREEMENT

THIS FIRST AMENDMENT (“First Amendment”) to the OPERATING AND SERVICES AGREEMENT (the “Agreement”), is made as of this 1st day of December 2000, by and between Riggs Bank N.A., a national bank (“Riggs”), and RCP Investments, L.P. (“Management Company I”) and RCP Investments II, LLC (“Management Company II).

RECITALS

A. Management Company I has entered into an Investment and Management Agreement (“IM I”) of even date herewith pursuant to which Management Company I has agreed to provide investment and management services to Riggs Capital Partners, LLC (“Fund I”);

B. Management Company II has entered into an Investment and Management Agreement (“IM II”) of even date herewith pursuant to which Management Company II has agreed to provide investment and management services to Riggs Capital Partners II, LLC (“Fund II”);

C. Riggs and Management Company I entered into the Agreement for the provision of certain services (including the provision by Riggs of certain employees and other resources to enable Management Company I to provide certain investment and management services to Fund I), and for the payment of equitable compensation for services provided; and

D. Riggs and Management Company I now desire to include Management Company II, and Management Company II desires to be included, as part of the Agreement to enable Management Company II to participate in the provision of those certain services as described in paragraph C above.

NOW, THEREFORE, Riggs, Management Company I and Management Company II, in consideration of the foregoing and the covenants and agreements hereinafter set forth, do hereby agree as follows:

1. Effective as of the date hereof, the Agreement is hereby amended by this First Amendment to cause Management Company II to become a party to the Agreement as of the date hereof, and Management Company II shall share in all rights and obligations under the Agreement as jointly determined by Management Company I and Management Company II from time to time.

2. The definition of "Management Company" in the preamble of the Agreement is hereby revised to include, collectively, RCP Investments, L.P. and RCP Investments II, LLC.

3.This First Amendment is an integral part of the Agreement and is incorporated therein by reference.

Exhibit Page 138

RIGGS BANK N.A.	RCP INVESTMENTS, L.P.
By:/s/ Steven Tamburo	By:/s/ JCB Jr.
Steven Tamburo	J. Carter Beese, Jr.,
Chief Financial Officer	General Partner

RCP INVESTMENTS II, LLC
By:/s/ JCB Jr.
J. Carter Beese, Jr.,
Managing Director